SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 1/31/2007
FILE NUMBER: 811-5686
SERIES NO.:  10

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                          $   877
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class C                                          $ 2,594
         Class R                                          $    13
         Institutional Class                                1,176

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                        $000.2622
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class C                                        $000.2500
         Class R                                        $000.2502
         Institutional Class                            $000.2760

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                            3,511
       2 Number of shares outstanding of a second class of open-end company shares
         (000's omitted)
         Class C                                            9,693
         Class R                                               50
         Institutional Class                                4,328

74V.   1 Net asset value per share (to nearest cent)
         Class A                                           $ 9.80
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class C                                            $9.79
         Class R                                            $9.81
         Institutional Class                                $9.80